Exhibit 99.1

MongoDB, Inc. Announces First Quarter Fiscal 2026 Financial Results
First Quarter Fiscal 2026 Total Revenue of $549.0 million, up 22% year-over-year
Added 2,600 Customers, with Over 57,100 Total Customers as of April 30, 2025
MongoDB Atlas Revenue up 26% year-over-year; 72% of Total Q1 Revenue
Additional Share Repurchase Authorization of $800 million, bringing Total
Buyback Authorization to $1 billion
NEW YORK - June 4, 2025 - MongoDB, Inc. (NASDAQ: MDB) today announced its financial results for the first quarter ended April 30, 2025.
“MongoDB is off to a strong start in fiscal 2026 with 26% Atlas revenue growth, meaningful margin outperformance, and the highest total net customer additions in six years,” said Dev Ittycheria, President and Chief Executive Officer of MongoDB. “Enterprises and startups are choosing MongoDB as their platform of choice for both modernizing existing and building new applications.”
“Looking ahead, we see an incredible opportunity for customers to take advantage of MongoDB’s modern architecture, which delivers real and measurable advantages for the types of applications being built today—cloud-native, distributed, real-time—and the AI-powered applications of tomorrow. We are confident in our position to drive profitable growth as we benefit from this next wave of application development.”
First Quarter Fiscal 2026 Financial Highlights
•Revenue: Total revenue was $549.0 million for the first quarter of fiscal 2026, an increase of 22% year-over-year. Subscription revenue was $531.5 million, an increase of 22% year-over-year, and services revenue was $17.5 million, an increase of 28% year-over-year.
•Gross Profit: Gross profit was $391.0 million for the first quarter of fiscal 2026, representing a 71% gross margin compared to 73% in the year-ago period. Non-GAAP gross profit was $406.5 million, representing a 74% non-GAAP gross margin, compared to a non-GAAP gross margin of 75% in the year-ago period.
•Loss from Operations: Loss from operations was $53.6 million for the first quarter of fiscal 2026, compared to a loss from operations of $98.2 million in the year-ago period. Non-GAAP income from operations was $87.4 million, compared to non-GAAP income from operations of $32.8 million in the year-ago period.
•Net Loss: Net loss was $37.6 million, or $0.46 per share, based on 81.1 million weighted-average shares outstanding, for the first quarter of fiscal 2026. This compares to a net loss of $80.6 million, or $1.10 per share, in the year-ago period. Non-GAAP net income was $86.3 million, or $1.00 per share, based on 86.3 million fully diluted weighted-average shares outstanding. This compares to a non-GAAP net loss of $42.7 million, or $0.51, per share in the year-ago period.
•Cash Flow: As of April 30, 2025, MongoDB had $2.5 billion in cash, cash equivalents, short-term investments and restricted cash. During the three months ended April 30, 2025, MongoDB generated $109.9 million of cash from operations, compared to $63.6 million of cash from operations in the year-ago period. MongoDB used $1.6 million of cash in capital expenditures and used $2.4 million of cash in principal payments of finance leases, leading to free cash flow of $105.9 million, compared to free cash flow of $61.0 million in the year-ago period.
A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter Fiscal 2026 and Recent Business Highlights
•MongoDB is announcing an increase to its share repurchase program, under which the company may repurchase up to an additional $800 million of common stock. This is in addition to the $200 million buyback announced last quarter, bringing the total authorization to $1 billion.
•Voyage AI by MongoDB released two new retrieval models, voyage 3.5 and voyage 3.5 lite, which offer improved retrieval quality and price performance over previous models, enabling organizations to build more trustworthy, accurate AI applications.
•The MongoDB Model Context Protocol (MCP) Server was launched in public preview, which connects MongoDB deployments to MCP-supported clients like Windsurf, Cursor, GitHub Copilot in Visual Studio Code, and Anthropic’s Claude, making it easy for developers to interact with data using natural language and perform database operations with their favorite agentic AI tools, assistants, and platforms.
•Mike Berry was appointed as MongoDB’s Chief Financial Officer. Mike is a 7-time CFO with over 30 years of experience in technology and software, and has a proven track record of driving profitable growth.
Second Quarter and Full Year Fiscal 2026 Guidance
Based on information available to management as of today, June 4, 2025, MongoDB is issuing the following financial guidance for the second quarter and full year fiscal 2026.

	Second Quarter Fiscal 2026	Full Year Fiscal 2026
Revenue	$548.0 million to $553.0 million	$2.250 billion to $2.290 billion
Non-GAAP Income from Operations	$55.0 million to $59.0 million	$267.0 million to $287.0 million
Non-GAAP Net Income per Share	$0.62 to $0.66	$2.94 to $3.12
Reconciliations of non-GAAP income from operations and non-GAAP net income per share guidance to the most directly comparable GAAP measures are not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in MongoDB’s stock price. MongoDB expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.
Conference Call Information
MongoDB will host a conference call today, June 4, 2025, at 5:00 p.m. (Eastern Time) to discuss its financial results and business outlook. A live webcast of the call will be available on the “Investor Relations” page of MongoDB’s website at https://investors.mongodb.com. To access the call by phone, please go to this link (registration link), and you will be provided with dial in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at http://investors.mongodb.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning MongoDB’s financial guidance for the second fiscal quarter and full year fiscal 2026 and underlying assumptions, our expectations regarding profitable growth, our planned share repurchases, our ability to capitalize on our market opportunity as well as the criticality of MongoDB to artificial intelligence application development. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” “would” or the negative or plural of these words or similar expressions or variations. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control including, without limitation: our customers renewing their subscriptions with us and expanding their usage of software and related services; global political changes; the effects of the ongoing military conflicts between Russia and Ukraine and Israel and Hamas on our business and future operating results; economic downturns and/or the effects of rising interest rates, inflation and volatility in the global economy and financial markets on our business and future operating results; our potential failure to meet publicly announced guidance or other expectations about our business and future operating results; liabilities, reputational harm or other adverse consequences resulting from use of AI in our product offerings and internal operations if they don't produce the desired benefits; our limited operating history; our history of losses; our potential failure to repurchase shares of our common stock at favorable prices, if at all; failure of our platform to satisfy customer demands; the effects of increased competition; our investments in new products and our ability to introduce new features, services or enhancements; social, ethical and security issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; our ability to effectively expand our sales and marketing organization; our ability to continue to build and maintain credibility with the developer community; our ability to add new customers or increase sales to our existing customers; our ability to maintain, protect, enforce and enhance our intellectual property; the effects of social, ethical and regulatory issues relating to the use of new and evolving technologies, such as artificial intelligence, in our offerings or partnerships; the growth and expansion of the market for database products and our ability to penetrate that market; our ability to maintain the security of our software and adequately address privacy concerns; our ability to manage our growth effectively and successfully recruit and retain additional highly-qualified personnel; and the price volatility of our common stock. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended January 31, 2025, filed with the SEC on March 21, 2025. Additional information will be made available in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025, and other filings and reports that we may file from time to time with the SEC. Except as required by law, we undertake no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.
Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the SEC: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share and free cash flow. Non-GAAP gross profit and non-GAAP gross margin exclude expenses associated with stock-based compensation. Non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share exclude:
•expenses associated with stock-based compensation including employer payroll taxes upon the vesting and exercising of stock-based awards and expenses related to stock appreciation rights previously issued to our employees in China;
•amortization of intangible assets for the acquired technology and acquired customer relationships associated with prior acquisitions;
•certain acquisition-related costs and other, including due diligence costs, professional fees in connection with an acquisition and certain integration-related expenses. These expenses are unpredictable, and dependent on factors that may be outside of our control and unrelated to the continuing operations of the acquired business or our Company. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related costs, may not be indicative of such future costs; and
•in the case of non-GAAP net income and non-GAAP net income per share, amortization of the debt issuance costs associated with our convertible senior notes and gains or losses on our financial instruments;
•additionally, non-GAAP net income and non-GAAP net income per share are adjusted for an assumed provision for income taxes based on an estimated long-term non-GAAP tax rate. The non-GAAP tax rate was calculated utilizing a three-year financial projection that excludes the direct impact of the GAAP to non-GAAP adjustments and considers other factors such as operating structure and existing tax positions in various jurisdictions. We intend to periodically reevaluate the projected long-term tax rate, as necessary, for significant events and our ongoing analysis of relevant tax law changes.
MongoDB uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating MongoDB’s ongoing operational performance. MongoDB believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in MongoDB’s industry, many of which may present similar non-GAAP financial measures to investors.
Free cash flow represents net cash from/used in operating activities, less capital expenditures, principal payments of finance lease liabilities and capitalized software development costs, if any. MongoDB uses free cash flow to understand and evaluate its liquidity and to generate future operating plans. The exclusion of capital expenditures, principal payments of finance lease liabilities and amounts capitalized for software development facilitates comparisons of MongoDB’s liquidity on a period-to-period basis and excludes items that it does not consider to be indicative of its liquidity. MongoDB believes that free cash flow is a measure of liquidity that provides useful information to investors in understanding and evaluating the strength of its liquidity and future ability to generate cash that can be used for strategic opportunities or investing in its business in the same manner as MongoDB’s management and board of directors.
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In particular, other companies may report non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income, non-GAAP net income per share, free cash flow or similarly titled measures but calculate them differently, which reduces their usefulness as comparative measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, as presented below. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of MongoDB’s website at https://investors.mongodb.com.
About MongoDB
Headquartered in New York, MongoDB’s mission is to empower innovators to create, transform, and disrupt industries with software and data. MongoDB's unified, intelligent data platform was built to power the next generation of applications, and MongoDB is the most widely available, globally distributed database on the market. With integrated capabilities for operational data, search, real-time analytics, and AI-powered retrieval, MongoDB helps organizations everywhere move faster, innovate more efficiently, and simplify complex architectures. Millions of developers and more than 50,000 customers across almost every industry—including 70% of the Fortune 100—rely on MongoDB for their most important applications. To learn more, visit mongodb.com.
Investor Relations
Brian Denyeau
ICR for MongoDB
646-277-1251
ir@mongodb.com

Media Relations
MongoDB
press@mongodb.com

MONGODB, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	April 30, 2025	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$657,809	$490,133
Short-term investments	1,796,129	1,846,444
Accounts receivable, net of allowance for doubtful accounts of $9,893 and $8,888 as of April 30, 2025 and January 31, 2025, respectively	313,215	393,099
Deferred commissions	116,291	112,632
Prepaid expenses and other current assets	89,086	81,214
Total current assets	2,972,530	2,923,522
Property and equipment, net	43,718	46,377
Operating lease right-of-use assets	33,702	34,607
Goodwill	189,641	69,679
Intangible assets, net	45,919	24,597
Deferred tax assets	22,410	20,810
Other assets	316,500	310,701
Total assets	$3,624,420	$3,430,293
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,562	$10,467
Accrued compensation and benefits	102,725	120,354
Operating lease liabilities	8,914	9,126
Other accrued liabilities	89,062	87,659
Deferred revenue	295,735	334,381
Total current liabilities	504,998	561,987
Deferred tax liability	577	262
Operating lease liabilities	28,086	27,374
Deferred revenue	24,327	25,404
Other liabilities	33,482	33,042
Total liabilities	591,470	648,069
Stockholders’ equity:
Common stock, par value of $0.001 per share; 1,000,000,000 shares authorized as of April 30, 2025 and January 31, 2025; 81,813,448 shares issued and 81,715,778 shares outstanding as of April 30, 2025; 80,558,847 shares issued and 80,467,811 shares outstanding as of January 31, 2025	80	78
Additional paid-in capital	4,899,504	4,625,093
Treasury stock, 99,371 shares (repurchased at an average of $13.27 per share) as of April 30, 2025 and January 31, 2025	(1,319)	(1,319)
Accumulated other comprehensive income (loss)	13,015	(924)
Accumulated deficit	(1,878,330)	(1,840,704)
Total stockholders’ equity	3,032,950	2,782,224
Total liabilities and stockholders’ equity	$3,624,420	$3,430,293

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Revenue:
Subscription	$531,455	$436,896
Services	17,559	13,665
Total revenue	549,014	450,561
Cost of revenue:
Subscription(1)	129,585	100,762
Services(1)	28,456	21,935
Total cost of revenue	158,041	122,697
Gross profit	390,973	327,864
Operating expenses:
Sales and marketing(1)	220,923	219,444
Research and development(1)	168,829	146,060
General and administrative(1)	54,775	60,546
Total operating expenses	444,527	426,050
Loss from operations	(53,554)	(98,186)
Other income, net	20,230	20,174
Loss before provision for income taxes	(33,324)	(78,012)
Provision for income taxes	4,302	2,581
Net loss	$(37,626)	$(80,593)
Net loss per share, basic and diluted	$(0.46)	$(1.10)
Weighted-average shares used to compute net loss per share, basic and diluted	81,060,822	72,990,141
(1)    Includes stock‑based compensation expense as follows:

	Three Months Ended April 30,
	2025	2024
Cost of revenue—subscription	$8,395	$6,163
Cost of revenue—services	3,894	3,255
Sales and marketing	39,102	39,613
Research and development	66,405	55,173
General and administrative	14,635	16,559
Total stock‑based compensation expense	$132,431	$120,763

MONGODB, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of U.S. dollars)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Cash flows from operating activities
Net loss	$(37,626)	$(80,593)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,309	4,826
Stock-based compensation	132,431	120,763
Amortization of debt discount and issuance costs	—	852
Amortization of finance right-of-use assets	993	993
Amortization of operating right-of-use assets	2,758	2,479
Deferred income taxes	25	7
Amortization of premium and accretion of discount on short-term investments, net	(3,800)	(7,781)
Realized and unrealized loss (gain) on financial instruments, net	272	(479)
Unrealized foreign exchange loss	1,970	115
Change in operating assets and liabilities:
Accounts receivable, net	79,895	59,326
Prepaid expenses and other current assets	(4,973)	1,233
Deferred commissions	7,772	(4,820)
Other long-term assets	(12,593)	166
Accounts payable	(2,478)	(547)
Accrued liabilities	(19,353)	6,526
Operating lease liabilities	(2,688)	(2,185)
Deferred revenue	(39,624)	(37,431)
Other liabilities, non-current	1,639	163
Net cash provided by operating activities	109,929	63,613
Cash flows from investing activities
Purchases of property, equipment and other assets	(1,611)	(539)
Business combination, net of cash acquired	(2,032)	—
Investments in non-marketable securities	(4,822)	—
Proceeds from maturities of marketable securities	198,660	125,000
Purchases of marketable securities	(138,624)	(172,604)
Net cash provided by (used in) investing activities	51,571	(48,143)
Cash flows from financing activities
Proceeds from exercise of stock options	579	953
Principal payments of finance leases	(2,394)	(2,093)
Net cash used in financing activities	(1,815)	(1,140)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	8,000	(1,583)
Net increase in cash, cash equivalents and restricted cash	167,685	12,747
Cash, cash equivalents and restricted cash, beginning of period	492,753	803,643
Cash, cash equivalents and restricted cash, end of period	$660,438	$816,390

MONGODB, INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in thousands of U.S. dollars, except share and per share data)
(unaudited)

	Three Months Ended April 30,
	2025	2024
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$390,973	$327,864
Gross margin (Gross profit/Total revenue) on a GAAP basis	71%	73%
Add back:
Expenses associated with stock-based compensation: Cost of Revenue—Subscription	8,622	6,497
Expenses associated with stock-based compensation: Cost of Revenue—Services	4,586	3,474
Amortization of intangible assets	2,367	—
Non-GAAP gross profit	$406,548	$337,835
Non-GAAP gross margin (Non-GAAP gross profit/Total revenue)	74%	75%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Sales and marketing operating expense on a GAAP basis	$220,923	$219,444
Less:
Expenses associated with stock-based compensation	39,904	42,154
Amortization of intangible assets	—	85
Non-GAAP sales and marketing operating expense	$181,019	$177,205

Research and development operating expense on a GAAP basis	$168,829	$146,060
Less:
Expenses associated with stock-based compensation	68,177	57,760
Amortization of intangible assets	170	2,568
Certain acquisition-related costs and other	40	—
Non-GAAP research and development operating expense	$100,442	$85,732

General and administrative operating expense on a GAAP basis	$54,775	$60,546
Less:
Expenses associated with stock-based compensation	15,230	18,445
Certain acquisition-related costs and other	1,890	—
Non-GAAP general and administrative operating expense	$37,655	$42,101

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations on a GAAP basis	$(53,554)	$(98,186)
GAAP operating margin (Loss from operations/Total revenue)	(10)%	(22)%
Add back:
Expenses associated with stock-based compensation	136,519	128,330

	Three Months Ended April 30,
	2025	2024
Amortization of intangible assets	2,537	2,653
Certain acquisition-related costs and other	1,930	—
Non-GAAP income from operations	$87,432	$32,797
Non-GAAP operating margin (Non-GAAP income from operations/Total revenue)	16%	7%

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss on a GAAP basis	$(37,626)	$(80,593)
Add back:
Expenses associated with stock-based compensation	136,519	128,330
Amortization of intangible assets	2,537	2,653
Certain acquisition-related costs and other	1,930	—
Amortization of debt issuance costs related to convertible senior notes	—	852
Less:
Gains (loss) on financial instruments, net	(272)	479
Income tax effects and adjustments *	17,285	8,088
Non-GAAP net income	$86,347	$42,675

Reconciliation of GAAP net loss per share, diluted, to non-GAAP net income per share, fully diluted:
Net loss per share, diluted, on a GAAP basis	$(0.46)	$(1.10)
Add back:
Expenses associated with stock-based compensation	1.68	1.76
Amortization of intangible assets	0.03	0.04
Certain acquisition-related costs and other	0.02	—
Amortization of debt issuance costs related to convertible senior notes	—	0.01
Less:
Gains (loss) on financial instruments, net	—	0.01
Income tax effects and adjustments *	0.21	0.11
Non-GAAP net income per share, diluted	$1.06	$0.59
Adjustment for fully diluted earnings per share	(0.06)	(0.08)
Non-GAAP net income per share, fully diluted **	$1.00	$0.51
* Non-GAAP financial information is adjusted for an assumed provision for income taxes based on our long-term projected tax rate of 20%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
** Fully diluted non-GAAP net income per share is calculated based upon 86.3 million and 83.2 million of fully diluted weighted-average shares of outstanding common stock for the three months ended April 30, 2025 and April 30, 2024, respectively.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands):

	Three Months Ended April 30,
	2025	2024
Net cash provided by operating activities	$109,929	$63,613
Capital expenditures	(1,611)	(539)
Principal payments of finance leases	(2,394)	(2,093)
Capitalized software	—	—
Free cash flow	$105,924	$60,981

MONGODB, INC.
CUSTOMER COUNT METRICS
The following table presents certain customer count information as of the periods indicated:

	4/30/2023	7/31/2023	10/31/2023	1/31/2024	4/30/2024	7/31/2024	10/31/2024	1/31/2025	4/30/2025
Total Customers (a)	43,100+	45,000+	46,400+	47,800+	49,200+	50,700+	52,600+	54,500+	57,100+
Direct Sales Customers(b)	6,700+	6,800+	6,900+	7,000+	7,100+	7,300+	7,400+	7,500+	7,500+
MongoDB Atlas Customers	41,600+	43,500+	44,900+	46,300+	47,700+	49,200+	51,100+	53,100+	55,800+
Customers over $100K(c)	1,761	1,855	1,972	2,052	2,137	2,189	2,314	2,396	2,506

(a) Our definition of “customer” excludes users of our free offerings and all affiliated entities are counted as a single customer.
(b) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.
(c) Represents the number of customers with $100,000 or greater in annualized recurring revenue (“ARR”) and annualized monthly recurring revenue (“MRR”). ARR includes the revenue we expect to receive from our customers over the following 12 months based on contractual commitments and, in the case of Direct Sales Customers of MongoDB Atlas, by annualizing the prior 90 days of their actual consumption of MongoDB Atlas, assuming no increases or reductions in their subscriptions or usage. For all other customers of our self-serve products, we calculate annualized MRR by annualizing the prior 30 days of their actual consumption of such products, assuming no increases or reductions in usage. ARR and annualized MRR exclude professional services.

MONGODB, INC.
SUPPLEMENTAL REVENUE INFORMATION
The following table presents certain supplemental revenue information as of the periods indicated:

	4/30/2023	7/31/2023	10/31/2023	1/31/2024	4/30/2024	7/31/2024	10/31/2024	1/31/2025	4/30/2025
MongoDB Enterprise Advanced: % of Subscription Revenue	28%	26%	27%	26%	25%	24%	25%	23%	22%
Direct Sales Customers(a) Revenue: % of Subscription Revenue	88%	88%	88%	88%	87%	87%	88%	88%	87%
(a) Direct Sales Customers are customers that were sold through our direct sales force and channel partners.